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                                                                  EXHIBIT 10.6

                 FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

         THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT dated as of June ___, 1997 (this "Amendment"), is entered into by and between HEALTH VALLEY COMPANY, a Delaware corporation whose address is 16100 Foothill Boulevard, Irwindale, California 91706 (variously referred to herein as the "Borrower" and the "Parent"), and LASALLE NATIONAL BANK, a national banking association (the "Bank"), whose address is 135 South LaSalle Street, Chicago, Illinois 60603.

         WHEREAS, the Borrower and the Bank are parties to an Amended and Restated Loan Agreement dated as of October 31, 1996 (as amended, the "Credit Agreement"; capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement); and

         WHEREAS, the Borrower has requested (i) that the Credit Agreement and certain of the Loan Documents be amended, inter alia, to change certain financial covenants and to insert certain new financial covenants in lieu of other existing covenants, (ii) to waive certain defaults existing as a result of covenants breaches as of December 31, 1996 and (iii) certain other matters more fully described herein and the Bank has agreed, subject to the terms and conditions contained herein, to so amend the Credit Agreement and certain of the Loan Documents;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

                        ARTICLE I - DEFAULTS AND WAIVER.

         1.1 For purposes of this Waiver and Amendment, the "Existing Defaults" shall mean:

                 (i) the Event of Default existing on this date under Section
         8.7 of the Credit Agreement for failure by the Borrower to have a Tangible Net Worth on and after December 31, 1996 of at least $8,750,000;

                (ii) the Event of Default existing on this date under Section 8.5(d) of the Credit Agreement for failure by the Borrower to deliver within 120 days of its annual accounting period a copy of the consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such period and the consolidated statement of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the period then ended, and accompanying notes thereto, together with the other items required under such subsection; and

               (iii) the Event of Default existing on this date under Section
         8.8 of the Credit Agreement because of the failure by the Borrower to maintain a Leverage Ratio from and after December 31, 1996 of not more than 3.50 to 1.00.


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         1.2 Subject to and upon the terms and conditions hereof (including, without limitation, the occurrence of the Effective Date), the Bank hereby waives the Existing Defaults; provided, in the case of the Existing Default described in Section 1.1(ii) above, such waiver shall remain in effect only if the items required under Section 8.5(d) of the Credit Agreement are delivered to the Bank on or before June __, 1997.

         1.3 Nothing contained herein shall be deemed a waiver of (or otherwise affect the Bank's ability to enforce) any other Default or Event of Default, including without limitation (i) any Default or Event of Default as may now or hereafter exist and arise from or otherwise be related to the Existing Defaults (including without limitation any cross-default arising under the Credit Agreement by virtue of any matters resulting from the Existing Defaults), and
(ii) any Default or Event of Default arising at any time after the Effective Date and which is the same as any of the Existing Defaults.

                             ARTICLE II - AMENDMENTS

         In reliance on the Borrower's representations and warranties, as of the date hereof the Bank hereby agrees to the following amendments to the Credit
Agreement:

         2.1 The following definition of "Net Worth" shall be inserted in alphabetical order in Section 5 of the Credit Agreement:

         "'Net Worth' means, as of any time the same is to be determined, the total shareholders' equity (including capital stock, additional paid-in-capital and retained earnings after deducting treasury stock, but excluding minority interests in Subsidiaries) plus Subordinated indebtedness which would appear on the balance sheet of the Parent and its Subsidiaries determined on a consolidated basis in accordance with GAAP, subject, however, to the following restrictions and limitations: there shall be excluded from the determination of total assets the write-up of assets above cost (except as permitted under GAAP in connection with the Acquisitions)."

         2.2 The definition of "Tangible Net Worth" in Section 5 of the Credit Agreement is hereby deleted in its entirety. All references in the Credit Agreement, the exhibits and schedules thereto, and all other Loan Documents to "Tangible Net Worth" shall be deemed to be replaced with similar references to "Net Worth."

         2.3 Section 8.7 of the Credit Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

         "Section 8.7. The Borrower shall, at all times during each of the periods specified below, collectively maintain Net Worth at not less than the sum of (a) $20,000,000 plus (b) Net Income from and after January 1, 1997 determined as of the end of each calendar quarter (but not to be reduced for any net losses incurred during such quarterly period.)"

         2.4 Section 8.8 of the Credit Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:


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         "Section 8.8. The Borrower shall, at all times maintain a collective ratio of Total Liabilities to Net Worth (the 'Leverage Ratio') of not more than
1.75 to 1.00."

         2.5 Exhibit D of the Credit Agreement is hereby deleted in its entirety and the Exhibit D attached hereto as Annex A is inserted in lieu thereof.

                  ARTICLE III - REPRESENTATIONS AND WARRANTIES

         The Borrower hereby represents and warrants to the Bank that:

         3.1 Reaffirmation of Representations. Subject to the Existing Defaults, the representations and warranties contained in Section 7 of the Credit Agreement, as amended hereby, are true and correct in all material respects as of the date hereof as though made on the date hereof and with the same effect as though applied to the Credit Agreement as modified hereby.

         3.2 Amendment. The Borrower is duly authorized to execute and deliver this Amendment. The execution and delivery by the Borrower of this Amendment does not and will not require any consents or approvals, and does not conflict with, or result in a default under, any provision of law or of the Borrower's charter or bylaws or of any agreement binding on the Borrower. This Amendment is the legal, valid and binding obligation of the Borrower.

         3.3 Default. After giving effect to this Amendment no Default or Event of Default shall exist.

                              ARTICLE IV - GENERAL

         4.1 Counterparts. This Amendment may be executed in any number of counterparts and any party hereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Amendment when taken together will be deemed to be but one and the same Amendment.

         4.2 Effectiveness. Upon satisfaction of each of the following conditions, this Amendment shall become effective as of the date hereof and the Bank shall so inform the Borrower thereof:

                  (i) receipt by the Bank of counterparts of this Amendment executed by the Borrower;

                  (ii) receipt by the Bank of an officer's certificate for the Borrower attaching copies of the corporate resolutions adopted in connection with the transactions contemplated hereby;

                  (iii) payment by the Borrower to the Bank of the costs and expenses referred to in Section 4.7;


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                  (iv) such other documents which may be reasonably requested by the Bank.

         4.3 Limited Amendments. The amendments contained herein are limited precisely to their terms and shall not constitute an amendment generally or for any other purpose.

         4.4 Reaffirmation. As herein modified, the Credit Agreement shall-remain in full force and effect and is hereby ratified, approved and confirmed in all respects.

         4.5 Reservation of Rights. The Borrower acknowledges and agrees that neither the Bank's forbearance in exercising its rights and remedies in connection with the Existing Defaults, nor the execution and delivery by the Bank of this Amendment, shall be deemed (i) to create a course of dealing or otherwise obligate the Bank to forbear or execute similar waivers under the same or similar circumstances in the future, or (ii) to waive, relinquish or impair any right of the Bank to receive any indemnity or similar payment from any Person or entity as a result of any matter arising from or relating to the Existing Defaults.

         4.6 References. On and after the effective date hereof, each reference in the Credit Agreement and the related documents to "Credit Agreement," "this Agreement" or words of like import, shall unless the context otherwise requires, be deemed to refer to the Credit Agreement as modified hereby.

         4.7 Costs and Expenses. The Borrower agrees to pay all reasonable fees and out-of-pocket costs and expenses of the Bank (including reasonable attorneys fees and expenses of counsel to the Bank) in connection with the preparation of this Amendment.

         4.8 Binding Agreement. This Amendment shall be binding upon the Borrower and the Bank and their respective successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                    HEALTH VALLEY COMPANY


                                    By: /s/ Diane J. Beardsley
                                       -----------------------------------------
                                    Name: Diane J. Beardsley
                                    Title: Sr. VP-CFO


                                    LASALLE NATIONAL BANK


                                    By: /s/ Kent A. Hammerstrom
                                       -----------------------------------------
                                    Title: Senior Vice President



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